Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 30, 2014) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and twelve month periods ended December 31, 2013. For the three month period ended December 31, 2013, the Company’s net income available to common shareholders was $1.1 million, or $0.14 per share, basic and diluted, compared to net income available to common shareholders of $648,000, or $0.09 per share basic and diluted, for the three month period ended December 31, 2012. For the twelve month period ended December 31, 2013, the Company’s net income available to common shareholders was $3.8 million, or $0.50 per share, basic and diluted, compared to a net income attributable to common shareholders of $2.8 million, or $0.38 per share basic and diluted, for the twelve month period ended December 31, 2012.

Commenting on the fourth quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s net interest income for the three month period ended December 31, 2013, increased by $87,000 as compared to the three month period ended September 30, 2013. The linked quarter improvement is the result of a decline of $119,000 in total interest expense. In the three month period ended December 31, 2013, total interest expense declined by approximately $792,000 as compared to the same period last year.”

Mr. Peck continued, “The Company’s non-interest expenses for the twelve month period ending December 31, 2013, increased by less than 1.00% as compared to the twelve month period ended December 31, 2012. For the three month period ended December 31, 2013, non-interest expenses were $7.3 million, an increase of $324,000, as compared to the three month period ended December 31, 2012. The increase in non-interest expense for the three month period ended December 31, 2013, as compared to the three month period ended December 31, 2012, was largely the result of $100,000 in legal expenses associated with the termination of a merger agreement, a $183,000 increase in expenses incurred on other real estate owned and a $168,000 increase in losses incurred on the sale of other real estate owned.”

Mr. Peck concluded, “Net loans grew by $11.6 million in the fourth quarter of 2013, much of that growth occurring very late in the quarter. We continue to aggressively seek quality loan growth and are currently looking to establish at least one loan production office in the Nashville, Tennessee market.”

Financial Highlights

•	At December 31, 2013, the Company’s tangible book value was $12.83 per share and tangible common equity ratio was 9.82%. The Bank’s Tier 1 Capital and Total Risk Based Capital Ratios at December 31, 2013, were 10.76% and 17.81%, respectively. The Company’s Tier 1 Capital and Total Risk Based Capital Ratios were 11.23% and 18.61%, respectively.

•	The Company purchased 26,364 shares of its common stock in the quarter at a weighted average price of $11.15 per share. The Company has purchased a total of 76,468 shares since September 16, 2013.

•	At December 31, 2013, the Company’s allowance for loan loss totaled $8.7 million, or 1.57% of total loans and 86.25% of non-accrual loans. In the twelve month period ended December 31, 2013, the Company’s net charge offs totaled $3.6 million, or an annualized rate of 0.66% of average loans.

•	For the three month period ended December 31, 2013, the Company’s net interest margin was 3.10%, as compared to 3.04% for the three month period ended September 30, 2013, and 3.01% for the three month period ended December 31, 2012.

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HFBC Reports Fourth Quarter Results

January 30, 2014

Asset Quality

At December 31, 2013, the Company’s level of non-accrual loans totaled $10.1 million, as compared to $7.7 million at December 31, 2012, and $12.1 million at September 30, 2013. A summary of non-accrual loans at December 31, 2013, and December 31, 2012, is as follows:

	December 31, 2013	December 31, 2012
	(Dollars in Thousands)

One-to-four family mortgages	946	2,243
Home equity line of credit	1	66
Junior lien	2	4
Multi-family	—	38
Construction	174	—
Land	1,218	2,768
Non-residential real estate	6,546	1,134
Farmland	703	648
Consumer loans	13	145
Commercial loans	463	617

Total non-accrual loans	10,066	7,663

A summary of the level of classified loans at December 31, 2013, is as follows:

						Specific	Allowance
						Allowance	for
		Special	Impaired Loans			for	Performing
December 31, 2013	Pass	Mention	Substandard	Doubful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$149,351	814	5,087	—	155,252	597	1,451
Home equity line of credit	33,462	—	641	—	34,103	—	218
Junior liens	3,126	43	79	—	3,248	—	39
Multi-family	29,736	—	—	—	29,736	—	466
Construction	10,443	—	175	—	10,618	—	88
Land	19,899	52	14,730	—	34,681	771	534
Non-residential real estate	143,044	515	14,133	—	157,692	465	2,254
Farmland	46,042	480	5,346	—	51,868	—	510
Consumer loans	10,711	—	440	—	11,151	96	445
Commercial loans	61,502	526	2,013	—	64,041	—	748

Total	$507,316	2,430	42,644	—	552,390	1,929	6,753

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HFBC Reports Fourth Quarter Results

January 30, 2014

At December 31, 2013, non-accrual loans plus other real estate owned totaled $11.7 million, or 1.21% of assets, as compared to $13.6 million, or 1.45% of total assets, at September 30, 2013 and $9.2 million, or 0.95% of total assets, at December 31, 2012. A summary of the activity in other real estate owned for the twelve month period ended December 31, 2013, is as follows:

	Activity During 2013
	Balance			Reduction	Gain (Loss)	Balance
	12/31/12	Foreclosures	Proceeds	in Values	on Sale	12/31/13
	(Dollars in Thousands)
One-to-four family mortgages	$258	1,052	(938)	(26)	4	350
Multi-family	—	—	—	—	—	—
Construction	130	—	(110)	(110)	90	—
Land	1,112	80	—	(68)	—	1,124
Non-residential real estate	44	240	(60)	(11)	(13)	200
Consumer assets	4	7	(5)	(4)	(2)	—

Total	$1,548	1,379	(1,113)	(219)	79	1,674

At December 31, 2013, the Company’s level of loans classified as substandard was $42.6 million as compared to $66.6 million at December 31, 2012. At December 31, 2013, the Company’s classified loan to risk based capital ratio was 37.1%. The Company’s specific reserve for impaired loans was $1.9 million at December 31, 2013, and $3.8 million at December 31, 2012, respectively.

At December 31, 2013, the Company has no loans classified as performing Troubled Debt Restructurings (“TDRs”) as compared to $11.0 million at December 31, 2012. A summary of the activity in loans classified as TDRs for the twelve month period ended December 31, 2013, is as follows:

					Removed
				Removed due to	from
	Balance at	New	Loss or	Payment or	(Taken to)	Balance at
	12/31/12	TDR	Foreclosure	Performance	Non-accrual	12/31/13
	(Dollars in Thousands)
One-to-four family mortgages	$1,888	242	—	(1,863)	(267)	—
Home equity line of credit	—	—	—	—	—	—
Junior Lien	96	—	—	(10)	(86)	—
Multi-family	234	—	—	(234)	—	—
Construction	4,112	—	—	—	(4,112)	—
Land	656	2,649	(393)	(656)	(2,256)	—
Non-residential real estate	3,173	266	(864)		(2,575)	—
Farmland	865	—	—	(865)	—	—
Consumer loans	5	—	—	(5)	—	—

Commercial loans	9	222	—	(231)	—	—

Total performing TDR	$11,038	3,379	(1,257)	(3,864)	(9,296)	—

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HFBC Reports Fourth Quarter Results

January 30, 2014

A summary of TDRs and non-performing TDRs at December 31, 2013, and December 31, 2012, is stated below:

	December 31, 2013	December 31, 2012
	(Dollars in Thousands)
One-to-four family mortgages	—	1,888
Home equity line of credit	—	—
Junior lien	—	196
Multi-family	—	234
Construction	—	4,112
Land	—	3,424
Non-residential real estate	—	3,173
Farmland	—	909
Consumer loans	—	5
Commercial loans	—	128

Total TDR	—	14,069

Less:
TDR in non-accrual status
One-to-four family mortgages	—	—
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	—	(2,768)
Non-residential real estate	—	(44)
Consumer loans	—	—
Commercial loans	—	(119)

Total performing TDR	—	$11,038

Net Interest Income

For the three month period ended December 31, 2013, the Company’s net interest income was $6.4 million, compared to $6.5 million for the three month period ended December 31, 2012, and $6.3 million for the three month period ended September 30, 2013. For the three month period ended September 30, 2013, the Company’s net interest margin was 3.10%, as compared to 3.01% for the three month period ended December 31, 2012, and 3.04% for the three month period ended September 30, 2013.

For the twelve month period ended December 31, 2013, the Company’s net interest income was $25.3 million, as compared to $26.0 million for the twelve month period ended December 31, 2012. For the twelve month period ended December 31, 2013, the Company’s net interest margin was 3.01%, as compared to 2.86% for the twelve month period ended December 31, 2012.

The increase in the Company’s net interest income and net interest margin are largely the result of significant balances of time deposits that matured in the second and third quarters of 2013. The Company does not anticipate that it can make material reductions in its deposit pricing structure for the next few quarters as the weighted average cost of upcoming maturities are generally below 1.00%.

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HFBC Reports Fourth Quarter Results

January 30, 2014

Non-interest Income

Non-interest income for the three month period ended December 31, 2013, was $2.3 million, as compared to $2.2 million for the three month period ended December 31, 2012, and $1.8 million for the three month period ended September 30, 2013. Non-interest income for the twelve month periods ended December 31, 2013, and December 31, 2012, was $9.4 million and $9.6 million, respectively.

The increase in non-interest income for the three month period ended December 31, 2013, as compared to the three month periods ended December 31, 2012, and September 30, 2013, was primarily the result of a $412,000 gain on the sale of the Company’s insurance assets of Fall and Fall Insurance.

For the three month period ended December 31, 2013, the Company’s income on the origination of mortgage loans was $75,000, a decline from the $272,000 of income earned during the three month period ended December 31, 2012, and $147,000 of income for the three month period ended September 30, 2013. For the twelve month period ended December 31, 2013, mortgage origination revenue was $634,000, as compared to $956,000 for the twelve month period ended December 31, 2012. The decline in mortgage origination income was largely the result of higher long term interest rates, reducing the secondary market refinancing activity.

The Company recognized net gains on the sale of securities of $44,000, $53,000, and $201,000 for the three month periods ended December 31, 2013, December 31, 2012, and September 30, 2013, respectively. The Company recognized net gains on the sales of securities of $1.7 million, for the twelve month periods ended December 31, 2013, and December 31, 2012, respectively.

The Company earned $1.25 million and $1.1 million in commission from our financial services production during the twelve month periods ended December 31, 2013, and December 31, 2012, respectively. The Company’s wealth management employees report increased interest in non-FDIC insured products as interest rates remain low and the United States equity markets continue to improve.

Non-interest Expense

Non-interest expenses were $7.1 million, $6.9 million and $7.0 million for the three month periods ended December 31, 2013, December 31, 2012, and September 30, 2013, respectively. For the twelve months ended December 31, 2013, and December 31, 2012, non-interest expenses were $28.5 million and $28.4 million, respectively. The table below identifies changes of non-interest expenses of more than 5% for the periods December 31, 2013, as compared to December 31, 2012:

	Dollar	Percent
	Change	Change
	(In thousands)

Salaries and benefits	$754	5.39%
Data processing	$201	8.06%
State bank tax	($66)	–10.20%
Intangible amortization	($65)	–28.63%
Professional services	$168	10.47%
Deposit insurance and examination	($812)	–52.76%
Advertising expense	($121)	–8.92%
Supplies expense	$140	39.44%
Loss on disposal of equipment	($1)	–7.69%
Gain (loss) on real estate owned	($126)	–47.37%
Real estate owned expenses	$279	226.83%
Other operating expenses	($103)	–5.91%

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HFBC Reports Fourth Quarter Results

January 30, 2014

On a linked quarter basis, the Company’s non-interest expenses increased by $272,000. The most significant increases in operating expenses related to losses on real estate owned and expenses related to those assets for a combined increase of $339,000. On a linked quarter basis, salaries and benefits expense declined by $299,000, and professional services expenses declined by $155,000, respectively. Income tax expense was negative for the quarter due to end of year tax adjustments related to investment related tax credits.

Balance Sheet

At December 31, 2013, consolidated assets were $973.6 million, an increase of $5.9 million as compared to December 31, 2012, and an increase of $38.1 million as compared to September 30, 2013. Balance sheet growth was largely concentrated in a $36.7 million increase in now accounts and $9.3 million increase in customer repurchase accounts. The increase in these balances was largely the result of customer based agricultural and small business activity occurring in the last month of the year and are considered temporary increases to the balance sheet. This temporary activity necessitated an increase in cash balances, as the Company held $55.9 million in cash at December 31, 2013, as compared to $37.2 million at December 31, 2012.

For the twelve month period ended December 31, 2013, gross loans increased by approximately $16.7 million, to $552.3 million as compared to $535.6 million at December 31, 2012. Loan growth included more than $10.9 million in loan growth during the three month period ended December 31, 2013.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc. and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Cash and due from banks	$37,229	31,563
Interest-earning deposits	18,619	5,613

Cash and cash equivalents	55,848	37,176
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	318,910	356,345
Loans receivable, net of allowance for loan losses of $8,682 at December 31, 2013, and $10,648 at December 31, 2012	543,632	524,985
Accrued interest receivable	5,233	5,398
Real estate and other assets owned	1,674	1,548
Bank owned life insurance	9,677	9,323
Premises and equipment, net	22,526	22,557
Deferred tax assets	4,610	—
Intangible asset	130	292
Other assets	6,981	5,637

Total assets	$973,649	967,689

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$105,252	94,083
Interest-bearing accounts
NOW accounts	183,643	147,047
Savings and money market accounts	92,106	81,643
Other time deposits	381,996	437,092

Total deposits	762,997	759,865

Advances from Federal Home Loan Bank	46,780	43,741
Repurchase agreements	52,759	43,508
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	522	396
Dividends payable	325	180
Deferred tax liability	—	568
Accrued expenses and other liabilities	4,239	4,122

Total liabilities	877,932	862,690

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)

Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and no shares outstanding at December 31, 2013, and December 31, 2012.	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,927,287 issued and 7,447,903 outstanding at December 31, 2013, and 7,905,728 issued and 7,502,812 outstanding at December 31, 2012	79	79
Common stock warrant	—	556
Additional paid-in-capital	58,302	76,288
Retained earnings-substantially restricted	44,694	41,829
Treasury stock- preferred (at cost, none at December 31, 2013, and 18,400 shares at December 31, 2012)	—	(18,400)
Treasury stock- common (at cost, 479,384 shares at December 31, 2013, and 402,916 shares at December 31, 2012)	(5,929)	(5,076)
Accumulated other comprehensive income, net of taxes	(1,429)	9,723

Total stockholders’ equity	95,717	104,999

Total liabilities and stockholders’ equity	$973,649	967,689

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2013	2012	2013	2012
Interest and dividend income:
Loans receivable	6,578	7,211	26,741	29,828
Investment in securities, taxable	1,636	1,899	6,873	8,722
Nontaxable securities available for sale	543	571	2,219	2,266
Interest-earning deposits	6	4	24	24

Total interest and dividend income	8,763	9,685	35,857	40,840

Interest expense:
Deposits	1,510	2,292	7,114	10,571
Advances from Federal Home Loan Bank	445	454	1,780	2,609
Repurchase agreements	237	242	954	963
Subordinated debentures	185	181	733	734

Total interest expense	2,377	3,169	10,581	14,877

Net interest income	6,386	6,516	25,276	25,963

Provision for loan losses	396	500	1,604	2,275

Net interest income after provision for loan losses	5,990	6,016	23,672	23,688

Non-interest income:
Service charges	931	966	3,670	3,840
Merchant card income	256	222	983	842
Mortgage origination revenue	75	272	634	956
Gain on sale of securities	44	53	1,661	1,671
Other than temporary impairment		—	(400)	—
Income from bank owned life insurance	103	161	353	399
Financial services commission	292	293	1,250	1,071
Gain on sale of assets	412	—	412	—
Other operating income	179	219	809	860

Total non-interest income	2,292	2,186	9,372	9,639

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2013	2012	2013	2012
Non-interest expenses:
Salaries and benefits	3,436	3,464	14,733	13,979
Occupancy	870	917	3,475	3,531
Data processing	747	631	2,695	2,494
State bank tax	149	162	581	647
Intangible amortization	32	49	162	227
Professional services	338	285	1,773	1,605
Deposit insurance and examination	179	267	727	1,539
Advertising expense	303	405	1,236	1,357
Postage and communications	140	118	567	562
Supplies expense	107	75	495	355
Loss on disposal of equipment	12	—	12	13
Gain (loss) on real estate owned	147	(21)	140	266
Real estate owned expenses	216	33	402	123
Other operating expenses	580	547	1,640	1,743

Total non-interest expense	7,256	6,932	28,638	28,441

Income before income tax expense	1,026	1,270	4,406	4,886
Income tax expense	(50)	165	644	817

Net income	1,076	1,105	3,762	4,069

Less:
Dividend on preferred shares	—	318	—	1,007
Accretion dividend on preferred shares	—	139	—	222

Net income available to common shareholders	$1,076	$648	$3,762	$2,840

Net income available to common shareholders
Per share, basic	$0.14	$0.09	$0.50	$0.38

Per share, diluted	$0.14	$0.09	$0.50	$0.38

Dividend per share	$0.04	$0.02	$0.12	$0.08

Weighted average shares outstanding - basic	7,430,970	7,487,726	7,463,003	7,486,445

Weighted average shares outstanding - diluted	7,430,970	7,487,726	7,463,003	7,486,445

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	12/31/2013	9/30/2013	Change from Prior Quarter

Interest and dividend income:
Loans receivable	6,578	6,605	(27)
Investment in securities, taxable	1,636	1,641	(5)
Nontaxable securities available for sale	543	544	(1)
Interest-earning deposits	6	5	1

Total interest and dividend income	8,763	8,795	(32)

Interest expense:
Deposits	1,510	1,622	(112)
Advances from Federal Home Loan Bank	445	445	—
Repurchase agreements	237	245	(8)
Subordinated debentures	185	184	1

Total interest expense	2,377	2,496	(119)

Net interest income	6,386	6,299	87

Provision for loan losses	396	426	(30)

Net interest income after provision for loan losses	5,990	5,873	117

Non-interest income:
Service charges	931	949	(18)
Merchant card income	256	245	11
Mortgage origination revenue	75	147	(72)
Gain on sale of securities	44	201	(157)
Other than temporary impairment	—	(400)	400
Income from bank owned life insurance	103	88	15
Financial services commission	292	314	(22)
Other operating income	591	225	366

Total non-interest income	2,292	1,769	523

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	12/31/2013	9/30/2013	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$3,436	3,735	(299)
Occupancy expense	870	878	(8)
Data processing expense	747	652	95
State deposit tax	149	143	6
Intangible amortization expense	32	33	(1)
Professional services expense	338	493	(155)
Deposit insurance and examination expense	179	137	42
Advertising expense	303	292	11
Postage and communications expense	140	149	(9)
Supplies expense	107	159	(52)
Loss on sale of other assets	12	—	12
(Gain) Loss on sale of real estate owned	147	(54)	201
Real estate owned expenses	216	78	138
Other operating expenses	580	289	291

Total non-interest expense	7,256	6,984	272

Income before income tax expense	1,026	658	368
Income tax expense	(50)	122	(172)

Net income	1,076	536	540

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.14	$0.07	0.07

Per share, diluted	$0.14	$0.07	0.07

Dividend per share	$0.04	$0.04

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2013, and December 31, 2012, by $1,073,000 and $716,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.40% for the twelve month period ended December 31, 2013, and 1.80% for the twelve month period ended December 31, 2012. The table adjusts tax-free loan income by $9,000 for twelve month periods ended December 31, 2013, and December 31, 2012, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2013	Income & Expense 12/31/2013	Average Rates 12/31/2013	Average Balance 12/31/2012	Income & Expense 12/31/2012	Average Rates 12/31/2012

Loans	$528,074	$26,750	5.07%	$542,292	$29,837	5.50%
Investments AFS taxable	269,304	6,873	2.55%	313,347	8,722	2.78%
Investments AFS tax free	70,178	3,292	4.69%	68,428	2,982	4.36%
Federal funds	9,060	24	0.26%	9,850	24	0.24%

Total interest earning assets	876,616	36,939	4.21%	933,917	41,565	4.45%

Other assets	80,609			85,560

Total assets	$957,225			$1,019,477

Retail time deposits	$362,651	5,046	1.39%	$435,454	8,316	1.91%
Brokered deposits	44,349	673	1.52%	51,193	946	1.85%
Now accounts	164,669	1,243	0.75%	145,173	1,180	0.81%
MMDA and savings accounts	86,226	152	0.18%	74,574	129	0.17%
FHLB borrowings	44,898	1,780	3.96%	56,990	2,609	4.58%
Repurchase agreements	41,615	954	2.29%	40,915	963	2.35%
Subordinated debentures	10,310	733	7.11%	10,310	734	7.12%

Total interest bearing liabilities	754,718	10,581	1.40%	814,609	14,877	1.83%

Non-interest bearing deposits	92,428			84,304
Other non-interest bearing liabilities	5,332			6,559

Stockholders’ equity	101,747			114,005

Total liabilities and stockholders’ equity	$954,225			$1,019,477

Net change in interest earning assets and interest bearing liabilities		$26,358			$26,688

Interest rate spread			2.81%			2.62%

Net yield on interest earning assets		3.01%			2.86%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2014

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2013, and December 31, 2012, by $264,000 and $274,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.35% for the three month period ended September 30, 2013, and 2.00% for the three month period ended September 30, 2012. The table adjusts tax-free loan income by $2,000 for three month periods ended December 31, 2013, and $1 for the three month period ended December 31, 2012, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2013	Income & Expense 12/31/2013	Average Rates 12/31/2013	Average Balance 12/31/2012	Income & Expense 12/31/2012	Average Rates 12/31/2012

Loans	$531,102	$6,580	4.96%	$532,847	$7,212	5.41%
Investments AFS taxable	249,629	1,636	2.62%	285,565	1,899	2.66%
Investments AFS tax free	66,942	807	4.82%	70,554	845	4.79%
Federal funds	9,682	6	0.25%	14,003	4	0.11%

Total interest earning assets	857,355	9,029	4.21%	902,969	9,960	4.41%

Other assets	86,175			79,807

Total assets	$943,530			$982,776

Retail time deposits	$338,123	1,028	1.22%	$408,353	1,777	1.74%
Brokered deposits	45,379	148	1.30%	47,127	193	1.64%
Now accounts	168,425	291	0.69%	145,644	290	0.80%
MMDA and savings accounts	90,382	43	0.19%	76,335	32	0.17%
FHLB borrowings	48,743	445	3.65%	44,044	454	4.12%
Repurchase agreements	41,788	237	2.27%	40,758	242	2.37%
Subordinated debentures	10,310	185	7.18%	10,310	181	7.02%

Total interest bearing liabilities	743,150	2,377	1.28%	772,571	3,169	1.64%

Non-interest bearing deposits	97,602			88,783
Other non-interest bearing liabilities	5,491			6,753

Stockholders’ equity	97,287			114,669

Total liabilities and stockholders’ equity	$943,530			$982,776

Net change in interest earning assets and interest bearing liabilities		$6,652			$6,791

Interest rate spread			2.93%			2.77%

Net yield on interest earning assets		3.10%			3.01%

This information is preliminary and based on company data available at the time of the presentation.

-END-